EXHIBIT 1


                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                SCHEDULE OF WEIGHTED AVERAGE SHARES OUTSTANDING


                                                         Three Months Ended
                                                             November 30,
                                                      -------------------------
                                                        1996            1995
                                                      ---------       ---------



Weighted average shares of common stock............   6,185,100       6,103,100

Impact of dilutive stock options
   as of November 30, 1996 and 1995,
respectively.......................................      12,700          79,300
                                                      ---------       ---------
Weighted average shares of common stock............   6,197,800       6,182,400
                                                      =========       =========





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